UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2019 (January 29, 2019)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2019, Nasdaq AB (the “Offeror”), a private limited company incorporated under the laws of Sweden and an indirect wholly-owned subsidiary of Nasdaq, Inc. (“Nasdaq”), entered into a Transaction Agreement (the “Transaction Agreement”) with Oslo Børs VPS Holding ASA (“Oslo Børs VPS”), a public limited liability company incorporated under the laws of Norway.

Pursuant to the Transaction Agreement, and upon the terms and subject to the conditions thereof, the Offeror will commence a voluntary tender offer (the “Offer”) to purchase all issued and outstanding shares in Oslo Børs VPS (the “Shares”) at an offer price per Share of NOK 152 (the “Offer Price”). Oslo Børs VPS shareholders that accept the Offer will also receive an interest payment of 6% per annum on the Offer Price, pro-rated per day from January 29, 2019 until the closing conditions set forth in the Transaction Agreement (the “Closing Conditions”) have been satisfied or waived. The Offer Price is subject to adjustment to match any higher price for Shares that the Offeror pays prior to the expiry of the offer period or in the period until the later of December 31, 2019 and six months from completion of the Offer. Further, if the Offeror sells any Shares in the period until the later of December 31, 2019 and six months from completion of the Offer at a price higher than the Offer Price, the net profit from any such sales will be distributed to tendering Oslo Børs VPS shareholders on a pro rata basis. The Offer Price will be reduced by the amount of any dividends or other distributions declared on the Oslo Børs VPS Shares after January 29, 2019.

Prior to the execution of the Transaction Agreement, the Offeror received irrevocable pre-acceptances of the Offer from certain of Oslo Børs VPS’ shareholders, in aggregate representing 35.11% of the Shares.

The Offeror’s obligation to complete the Offer is subject to satisfaction or waiver of the Closing Conditions, including, among others, (i) the Offer having been accepted by holders of more than 90% (or such lower percentage as the Offeror may determine in its sole discretion) of the Shares, (ii) the unanimous recommendation of the Oslo Børs VPS board of directors (the “Board”) in favor of the Offer being issued and not withdrawn, amended or qualified in any manner adverse to the Offeror, (iii) the Offeror having completed limited confirmatory due diligence to the Offeror’s satisfaction, (iv) certain regulatory clearances having been obtained, (v) no Material Adverse Change (as defined in the Transaction Agreement) having occurred since the date of the Transaction Agreement, and (vi) Oslo Børs VPS having not materially breached the Transaction Agreement.

If the Closing Conditions are satisfied or waived and the Offeror has acquired at least 90% of the Shares, the Offeror will complete a compulsory acquisition of the remaining Shares as soon as practicable in accordance with Norwegian law.

The Board has undertaken to unanimously recommend that shareholders of Oslo Børs VPS accept the Offer. The Board may not withdraw, modify or amend its recommendation of the Offer. In the event that the Board determines that an unsolicited offer from another bidder is a Higher Priced Offer (as defined in the Transaction Agreement), the Offeror will have the opportunity to match such Higher Priced Offer for a period of five business days. If, during the matching period, the Offeror does not amend the Offer so that the Offer Price is as high as the offer price in the Higher Priced Offer and the amended Offer is otherwise on terms not significantly less favorable than the terms of the Offer on the date of the Transaction Agreement, the Board may acknowledge that the Higher Priced Offer is more favorable from a purely financial point of view than the Offer. However, the Board shall (i) reiterate and maintain unaltered all statements from its recommendation regarding the Offeror as the preferred owner of Oslo Børs VPS from an industrial and strategic perspective; (ii) advise Oslo Børs VPS shareholders that the Offer would be more likely than the Higher Priced Offer to promote the long term success of the Oslo Børs VPS group having regard to the strategic interests of capital market participants based in Norway and elsewhere in the Nordic region and (iii) reiterate the fact that Oslo Børs VPS shareholders holding in excess of 35% of Shares, including customers of Oslo Børs VPS, have irrevocably undertaken to accept the Offer.

The Transaction Agreement includes representations, warranties and covenants of the Offeror and Oslo Børs VPS customary in Norwegian transactions of this nature. During the pendency of the Offer, Oslo Børs VPS has agreed to conduct itself in all material respects in the ordinary course of business consistent with past practice, pursuant to plans that have been publicly disclosed or disclosed in writing to the Offeror prior to date of the Transaction Agreement and in accordance with applicable law, including the requirements to comply with the Oslo Børs VPS group’s permits from relevant authorities.

Oslo Børs VPS has also agreed not to solicit or initiate discussions with third parties regarding competing offers and to terminate discussions with any third parties that could reasonably lead to a competing offer. Oslo Børs VPS may enter negotiations if it receives an unsolicited competing offer, but only if the Board determines that such competing offer is likely to result in a Higher Priced Offer and not responding to such offer would be a breach of its fiduciary duties.

If the 90% (or such lower percentage as the Offeror may determine in its sole discretion) minimum acceptance Closing Condition has not been satisfied by the end of the offer period, the Offeror may, in its sole discretion, elect to seek to satisfy such Closing Condition by re-opening the offer period (to no later than December 31, 2019) or by other adequate means.

Either the Offeror or Oslo Børs VPS may terminate the Transaction Agreement in the event there is an uncured material breach, if the Offeror has publicly announced that a Closing Condition is or becomes incapable of being satisfied and will not be waived by the Offeror or if the Offeror has not publicly announced the satisfaction or waiver of the Closing Conditions by December 31, 2019. The Offeror may also terminate the Transaction Agreement if the Board amends, modifies or withdraws its recommendation of the Offer without the Offeror’s consent.

The foregoing description of the terms of the Transaction Agreement does not purport to be complete.

Item 7.01.	Regulation FD Disclosure.

On January 30, 2019, Nasdaq issued a press release announcing the Transaction Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under “Item 7.01 Regulation FD Disclosure” is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any of Nasdaq’s filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release, dated January 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nasdaq, Inc.

By:	/S/ Edward S. Knight
Name:	Edward S. Knight
Title:	Executive Vice President and
Global Chief Legal and Policy Officer

Date: January 30, 2019